                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934



Filed by the Registrant   |X|
Filed by a Party other than the Registrant   |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Under 14a-12

                            IMPAX LABORATORIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

|X|  No Fee Required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:


(2)  Aggregate number of securities to which transaction applies:


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                            IMPAX LABORATORIES, INC.
                              30831 Huntwood Avenue
                            Hayward, California 94544


--------------------------------------------------------------------------------



         Dear Fellow Stockholder:

         You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held on Monday, May 17, 2004 at 10:00 A.M., Pacific Time, at Crowne Plaza Hotel, 1221 Chess Drive, Foster City, CA 94404.

         The formal Notice of Meeting and the accompanying Proxy Statement set forth proposals for your consideration this year. You are being asked to elect directors, to adopt an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, and ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31, 2004.

         At the meeting, the Board of Directors will also report on the affairs of the Company, and a discussion period will be provided for questions and comments of general interest to stockholders.

         We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you are able to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign, date, and mail, at your earliest convenience, the enclosed proxy in the envelope provided for your use.

         Thank you for your cooperation.

                                                     Very truly yours,



                                                     Charles Hsiao, Ph.D.
                                                     Chairman

April 12, 2004

                            IMPAX LABORATORIES, INC.
                              30831 Huntwood Avenue
                            Hayward, California 94544

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON May 17, 2004

--------------------------------------------------------------------------------

         To the Stockholders of Impax Laboratories, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Impax Laboratories, Inc. (the "Company") will be held on Monday, May 17, 2004 at 10:00 A.M., Pacific Time, at Crowne Plaza Hotel, 1221 Chess Drive, Foster City, CA 94404, for the following purposes:

         (1) To elect ten directors to serve for the ensuing year.

         (2) To adopt an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 to 90,000,000 shares.

         (3) To ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31, 2004.

         (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only stockholders of record at the close of business on April 7, 2004 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, each stockholder is urged to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if the proxy is mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

                                        By Order of the Board of Directors



                                        CORNEL C. SPIEGLER
                                        Secretary

Hayward, California
April 12, 2004

                            Impax Laboratories, Inc.
                              30831 Huntwood Avenue
                            Hayward, California 94544


                     --------------------------------------
                                 PROXY STATEMENT
                     --------------------------------------

                               GENERAL INFORMATION

General

         This Proxy Statement (first mailed to stockholders on or about April 12, 2004) is furnished to the holders of Common Stock, par value $.01 per share (the "Common Stock") of Impax Laboratories, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting"), or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held on Monday, May 17, 2004 at 10:00 A.M., Pacific Time, at Crowne Plaza Hotel, 1221 Chess Drive, Foster City, CA 94404.

         At the Annual Meeting, stockholders will consider and vote upon: (i) the election of ten directors to the Board of Directors, (ii) the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 to 90,000,000 shares, and (iii) the ratification of the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31, 2004.

         Management currently is not aware of any other matters that will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters.

         Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be solicited by mail or electronically through the Internet; however, certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation therefore, may solicit proxies by telephone, telegram or other personal contact. The Company will bear the cost of the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of Common Stock.

Revocability and Voting of Proxy

         A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Unless otherwise indicated on the form of proxy, shares of Common Stock represented by any proxy in the enclosed form, assuming the proxy is properly executed and received by the Company prior to the Annual Meeting, will be voted with respect to the following items on the agenda: (i) the election of each of the ten nominees for director as shown on the form of proxy, (ii) the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 to 90,000,000 shares, and (iii) the ratification of the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31, 2004.

         Stockholders may revoke the authority granted by their execution of a proxy at any time prior to the effective exercise of the powers conferred by that proxy by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of Common Stock represented by executed and unrevoked proxies will be voted in accordance with the instructions specified in such proxies. If no specifications are given, the proxies intend to vote the shares represented thereby "for" the election of each of the ten nominees for director as shown on the form of proxy, "for" the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 to 90,000,000 shares, "for" the ratification of the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31 2004, and in accordance with their best judgment on any other matters that may properly come before the Annual Meeting.

         The enclosed Proxy confers discretionary authority to vote with respect to any and all of the following matters that may properly come before the Annual
Meeting: (i) matters which the Company did not receive notice by February 26, 2004; (ii) approval of the Minutes of a prior meeting of Stockholders, if such approval does not amount to ratification of the action taken at such meeting;
(iii) the election of any person to any office for which a bona fide nominee named in this Proxy Statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934; and
(v) matters incident to the conduct of the Annual Meeting. In connection with such matters, the persons named in the enclosed proxy will vote in accordance with their best judgment.

Record Date and Voting Rights

         On April 7, 2004, there were issued and outstanding 57,962,361 shares of Common Stock. Only stockholders of record at the close of business on April 7, 2004 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         Each share of Common Stock is entitled to one vote upon each of the matters to be presented at the Annual Meeting. Accordingly, as of the Record Date, the holders of the shares of Common Stock are entitled to cast a total of 57,962,361 votes.

         The affirmative vote of the holders of a plurality of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. Accordingly, the ten nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary.

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 to 90,000,000 shares.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31, 2004.

         Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted with respect to the specific matter being voted upon. Under the Delaware General Corporation Law, an abstention or withholding of authority to vote on any proposal, other than for the election of directors, will have the same legal effect as a vote "against" the proposal. Broker non-votes do not count as votes against any proposal or matter at the Annual Meeting. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

   BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN STOCKHOLDERS AND MANAGEMENT

         The following table sets forth information as of February 29, 2004 (except as otherwise noted in the footnotes) regarding the beneficial ownership of the Company's Common Stock of: (i) each person known by the Company to own beneficially more than five percent of the outstanding Common Stock; (ii) each director and nominee for election as a director of the Company; (iii) each executive officer named in the Summary Compensation Table (see "Executive Compensation"); and (iv) all directors and executive officers of the Company as a group.

                                                            Shares Beneficially Owned +

                                                                     Common Stock
                                                            ---------------------------
     Name and Address of Beneficial Owner                    No. of Shares     Percent
--------------------------------------------------          ---------------     -------
Leslie Z. Benet, Ph.D.(1)                                           14,105        *
   533 Parnassus Avenue, U-68
   San Francisco, CA 94143

Robert L. Burr (2)                                                  22,438        *
   Windcrest Discovery Investments LLC
   80 Business Park Drive, Suite 304
   Armonk, NY 10504

Barry R. Edwards (3)                                               623,151       1.1
   Impax Laboratories, Inc.
   3735 Castor Avenue
   Philadelphia, PA 19124

David J. Edwards (4)                                                34,705        *
   Windcrest Discovery Investments LLC
   122 East 42nd Street
   New York, NY 10168

Nigel Fleming, Ph.D.(5)                                             26,505        *
   392 Durant Way
   Mill Valley, CA 94941

Charles Hsiao, Ph.D. (6)                                         5,323,913       9.1
   Impax Laboratories, Inc.
   30831 Huntwood Avenue
   Hayward, CA 94544

Larry Hsu, Ph.D. (7)                                             3,082,235       5.3
   Impax Laboratories, Inc.
   30831 Huntwood Avenue
   Hayward, CA 94544

Michael Markbreiter (8)                                             31,505        *
   1120 Park Avenue
   New York, NY 10128

Oh Kim Sun (9)                                                      23,184        *
   Ideal Force Sdn Bhd
   Suite E-6-14 Wisma Sunrise
   Plaza Mont'Kiara, No. 2 Jalan Kiara, Mont'kiara
   50480 Kuala Lumpur, Malaysia

                                                            Shares Beneficially Owned +

                                                                     Common Stock
                                                            ---------------------------
     Name and Address of Beneficial Owner                    No. of Shares     Percent
--------------------------------------------------          ---------------     -------
Peter R. Terreri (10)                                              14,000        *
   C G M, Inc.
     1445 Ford Road
   Bensalem, PA 19020

May Chu (11)                                                      290,951        *
   Impax Laboratories, Inc.
   30831 Huntwood Avenue
   Hayward, CA 94544

David S. Doll (12)                                                 81,779        *
   Impax Laboratories, Inc.
   3735 Castor Avenue
   Philadelphia, PA 19124

Cornel C. Spiegler (13)                                           121,000        *
   Impax Laboratories, Inc.
   3735 Castor Avenue
   Philadelphia, PA 19124

Michael G. Wokasch (14)                                                 0        *
   Impax Laboratories, Inc.
   30831 Huntwood Avenue
   Hayward, CA  94544
Chemical Company of Malaysia Berhad                             4,426,483       7.7
   Wisma Sime Darby
   14 Jalan Raja Laut
   50708 Kuala Lumpur, Malaysia

Chiin Hsiao Children Irrevocable Trust                          2,601,924       4.5
   c/o Laurie A. Miller, Esquire
   3542 Oak Knoll Drive
   Redwood City, CA 94062

J.P. Morgan Chase & Co.                                         6,755,698      11.7
   Fleming US Discovery Fund III, L.P.                          5,104,079       8.8
   Fleming US Discovery Offshore Fund III, L. P.                  818,319       1.4
   J.P. Morgan Investment Management                              833,300       1.5
   J.P. Morgan Chase & Co.
   1221 Avenue of the Americas
   New York, NY 10036

Laurie A. Miller, Esquire (15)                                  3,949,264       6.8
   3542 Oak Knoll Drive
   Redwood City, CA 94062

All directors and executive officers as a group (14
persons) (16)                                                   9,689,471      16.2

----------
    * Less than one percent
    + Beneficial Ownership is determined in accordance with the rules of the SEC and includes voting or dispositive power with respect to the Common Stock. For options currently exercisable or exercisable within 60 days of the date hereof, the underlying shares of Common Stock are deemed outstanding for computing the share ownership and percentage ownership of the person holding such securities, but are not deemed outstanding for computing the percentage ownership of any other person. As of February 29, 2004, there were 57,852,057 shares outstanding.

(1) Includes options to purchase 10,505 shares of Common Stock which may be exercised within 60 days; it also includes Common Stock owned by Dr. Benet's wife.
(2) Includes warrants to purchase 5,000 shares of Common Stock and options to purchase 3,838 shares of Common Stock which may be exercised within 60 days. Mr. Burr has a consulting agreement with J.P. Morgan Chase & Co. under which he is the lead partner of Fleming US Discovery Partners, L.P., a private equity sponsor affiliated with J.P. Morgan Chase & Co.
(3) Consists of options to purchase 621,250 shares of Common Stock which may be exercised within 60 days.
(4) Includes options to purchase 11,505 shares of common stock which may be exercised within 60 days. Mr. Edwards is a managing member of Windcrest Discovery Investments LLC, which is the manager of WD Partnership LP and WD Offshore Fund Ltd, which collectively own 97,248 shares of IMPAX common stock. Mr. Edwards has a consulting agreement with J.P. Morgan Chase & Co.
(5) Includes options to purchase 14,505 shares of Common Stock which may be exercised with 60 days.
(6) Includes 500,370 shares of Common Stock held in trust for the benefit of John Hsiao's children, 250,185 shares of Common Stock held in trust for the benefit of Richard Hsiao's children and options to purchase 438,810 shares of Common Stock which may be exercised within 60 days. Does not include 2,601,924 shares of Common Stock held in the Chiin Hsiao Children Irrevocable Trust, as to which shares Dr. Hsiao does not have voting or dispositive power.
(7) Includes options to purchase 432,330 shares of Common Stock which may be exercised within 60 days. Does not include 1,254,320 shares of Common Stock held in the Hsu Children Irrevocable Trust, as to which shares Dr. Hsu disclaims beneficial ownership.
(8) Consists of options to purchase 31,505 shares of Common Stock which may be exercised within 60 days.
(9) Includes options to purchase 15,584 shares of Common Stock which may be purchased within 60 days.
(10) Consists of options to purchase 14,000 shares of Common Stock which may be exercised within 60 days.
(11) Includes options to purchase 178,562 shares of Common Stock which may be exercised within 60 days; it also includes Common Stock and options owned by Mrs. Chu's husband, Mr. John Chu, an outside consultant of the Company.
(12) Includes options to purchase 79,500 shares of Common Stock which may be exercised within 60 days.
(13) Includes options to purchase 110,250 shares of Common Stock which may be exercised within 60 days.
(14)  Mr. Wokasch resigned as an officer of the Company on December 31, 2003.
(15) Includes 2,601,924 shares of Common Stock owned by the Chiin Hsiao Children Irrevocable Trust and 1,254,320 shares of Common Stock owned by the Hsu Children Irrevocable Trust, for which Laurie A. Miller, Esq., serves as trustee. Ms. Miller disclaims beneficial ownership of these shares held by these trusts. Also includes options to purchase 10,007 shares of Common Stock which may be exercised within 60 days and an outstanding March 2004 Call Option for 5,000 shares.
(16) Includes options and warrants to purchase 1,967,144 shares of Common Stock which may be exercised within 60 days.


                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         Ten directors (constituting the entire Board) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified. If any of these nominees becomes unavailable for any reason, or if a vacancy should occur before the election, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

         The nominees, their ages, the year in which each became a director, and their principal occupations or employment during, at least, the past five years are as follows:

                                      Director
        Name               Age*         since          Positions with Impax
-----------------------    ----       --------     ------------------------------------
Leslie Z. Benet, Ph.D.      66          2001       Director
Robert L. Burr              53          2001       Director
Barry R. Edwards            47          1999       Chief Executive Officer and Director
David J. Edwards            38          1999       Director
Nigel Fleming, Ph.D.        50          1999       Director
Charles Hsiao, Ph.D.        60          1999       Chairman and Director
Larry Hsu, Ph.D.            55          1999       President and Director
Michael Markbreiter         42          1997       Director
Oh Kim Sun                  55          1999       Director
Peter R. Terreri            46          2003       Director
*as of March 31, 2004
----------------------------------------------------------------------------------------

         Leslie Z. Benet, Ph.D. has been our Director since 2001. He has been a Professor since 1969 of, and has also served as Chairman of, the Department of Biopharmaceutical Sciences, University of California, San Francisco. Dr. Benet has been Chairman, President and/or Chief Executive Officer of AvMax Inc. and OxoN Medica Inc. since 1995 and 2000, respectively. Dr. Benet received his A.B. (English), B.S. (Pharmacy), and M.S. from the University of Michigan, and his Ph.D. from the University of California. Dr. Benet has received five honorary doctorates: Uppsala University, Sweden (Pharm.D., 1987); Leiden University, The Netherlands (Ph.D., 1995); University of Illinois at Chicago (D.Sc., 1997); Philadelphia College of Pharmacy and Science (D.Sc., 1997); and Long Island University (D.Sc., 1999). Dr. Benet's research interests, more than 450 publications, and ten patents are in the areas of pharmacokinetics, biopharmaceutics, drug delivery, and pharmacodynamics. In 1985, Dr. Benet served as President of the APhA Academy of Pharmaceutical Sciences. During 1986, Dr. Benet was a founder and first President of the American Association of Pharmaceutical Scientists (AAPS). In 1987, Dr. Benet was elected to membership in the Institute of Medicine (IOM) of the National Academy of Sciences. Dr. Benet has received the highest scientific award of AAPS (1989 and 2000), Rho Chi
(1990), American Association of Colleges of Pharmacy (1991), American Society for Clinical Pharmacology and Therapeutics (1995), American Pharmaceutical Association (2000), and the International Pharmaceutical Federation (2001). In 2003, he was listed among the 250 most highly cited pharmacologists worldwide. Dr. Benet formerly served as Chair of the FDA Expert Panel on Individual Bioequivalence and the FDA Center for Biologics Peer Review Committee, and as a member of the FDA Science Board and the Generic Drugs Advisory Committee. Dr. Benet presently serves as a member of the IOM Board of Health Sciences Policy.

         Robert L. Burr has served as our Director since 2001. He has been a Member of Windcrest Discovery Investments LLC since October 2001 and Partner of Fleming US Discovery Partners, L.P. since September 1996. Mr. Burr has a consulting agreement with J.P. Morgan Partners, an affiliate of J.P. Morgan Chase & Co., to provide consulting services to Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P. Mr. Burr was employed by J.P. Morgan Chase & Co. from 1995 to 2001. From 1992 to 1995, Mr. Burr was head of Private Equity at Kidder, Peabody & Co., Inc. Previously, Mr. Burr served as the Managing General Partner of Morgan Stanley Ventures and General Partner of Morgan Stanley Venture Capital Fund I, L.P. and was a corporate lending officer with Citibank, N.A. Mr. Burr serves on the Board of Directors of Displaytech, Inc. and Hudson Technologies, Inc.

         Barry R. Edwards has been our Chief Executive Officer since January 2004 and Director since January 1999. Mr. Edwards was our Co-Chief Executive Officer from December 1999 until December 2003. From January 1999 until December 1999 Mr. Edwards served as President and Chief Executive Officer of Global Pharmaceuticals Corporation. From 1996 to 1998, Mr. Edwards was Vice President, Marketing and Business Development for Teva Pharmaceuticals USA, a leading manufacturer of generic drugs. From 1991 to 1996, Mr. Edwards served as Executive Director of Gate Pharmaceuticals, a brand marketing division of Teva Pharmaceuticals USA. Prior to 1991, Mr. Edwards held a number of management functions in strategic planning, corporate development, business development and marketing at Teva Pharmaceuticals USA.

         David J. Edwards has served as our Director since 1999. He has been a Managing Member of Windcrest Discovery Investments LLC since October 2001 and has a consulting agreement with J.P. Morgan Chase & Co. Previously, he was a Partner of Fleming US Discovery Partners, L.P., a private equity sponsor affiliated with J.P. Morgan Chase & Co. In 2000, J.P. Morgan Chase & Co. acquired Fleming Asset Management, which had employed Mr. Edwards since 1994. Prior to that time, Mr. Edwards was an Associate with Booz Allen & Hamilton, a strategic management consulting company based in New York. From 1987 to 1990, Mr. Edwards was a Process Engineer with Exxon Chemical Corporation. Mr. Edwards received an MBA from Harvard Business School and a Masters in Engineering from Cambridge University.

         Nigel Fleming, Ph.D., has served as our Director since 1999. He is presently working on his first nonfiction book. He was the Chief Financial Officer and a director of Bay Area Psychological Testing (BAPTA) from January 1999 to 2002. Dr. Fleming served as Chairman, President and Chief Executive Officer of Agricola Technologies, Inc. from July 1996 to December 1998. From 1995 to July 1996, he was Director of Business Development at Athena Neurosciences (purchased by Elan Pharmaceuticals). After founding Genica Pharmaceuticals Corporation in 1986, Dr. Fleming served at various times as Chairman, Chief Executive Officer, Board Member, and Vice-President, Business Development; by 1995, the company was sold to Athena Neurosciences. Dr. Fleming completed a postdoctoral training at Boston University Medical School, and then became a Lecturer at Harvard Medical School teaching biochemistry and physiology for several years, and serving as Instructor in biochemistry at Harvard College. Dr. Fleming obtained his Ph.D. in Clinical Biochemistry from the University of Cambridge in England, and earned his BA with Highest Honors from the University of North Carolina at Chapel Hill as a Morehead Scholar.

         Charles Hsiao, Ph.D., has been our Chairman and Director of the Company since December 1999. Dr. Hsiao was our Co-Chief Executive Officer from December 1999 until December 2003. Dr Hsiao co-founded Impax Pharmaceuticals, Inc. and has served as its Chairman, Chief Executive Officer and a Director since 1995. Dr. Hsiao co-founded IVAX Corporation in 1986. By October 1994, when he left the Vice-Chairman position at IVAX, this company had become one of the world's largest generic pharmaceutical companies with approximately 7,000 employees and $1.0 billion in worldwide sales. Dr. Hsiao's technical expertise is in the area of formulation and development of oral controlled-release dosage form. Dr. Hsiao obtained his Ph.D. in pharmaceutics from University of Illinois.

         Larry Hsu, Ph.D., has been our President and Director since December 1999 and served as Chief Operating Officer from December 1999 until January 2003. Dr. Hsu co-founded Impax Pharmaceuticals, Inc. and served as its President, Chief Operating Officer, and a Director since 1995. From 1980 to 1995, Dr. Hsu worked at Abbott Laboratories. During his last four years at Abbott, Dr. Hsu was the Director of Product Development in charge of formulation development, process engineering, clinical lot manufacturing, and production technical support of all dosage forms, managing a staff of approximately 250 people. Dr. Hsu obtained his Ph.D. in pharmaceutics from University of Michigan.

         Michael Markbreiter has been our Director since 1997. He has been a private investor since October 2001. Previously he had been a portfolio manager for Sofaer Capital, a global hedge fund, since December 2000. From August 1995 to December 1998, Mr. Markbreiter was a portfolio manager for private equity investments for Kingdon Capital Management Corp., a New York hedge fund. In April 1994, Mr. Markbreiter co-founded Ram Investment Corp., a venture capital company. From March 1993 to January 1994, Mr. Markbreiter was an analyst at Alliance Capital Management Corp. From July 1983 to September 1989, Mr. Markbreiter was an Executive Editor for Arts of Asia magazine. Mr. Markbreiter graduated from Cambridge University with a degree in Engineering.

         Oh Kim Sun has served as our Director since 1999. He has been a Director of Ideal Force Sdn Bhd, an investment holding company, since February 1994, and Chairman since November 2003. Mr. Oh was employed with Chemical Company of Malaysia Berhad (CCM), a Malaysian corporation whose stock is listed on the Kuala Lumpur Stock Exchange, since 1983 and served as Executive Director until October 2003. Mr. Oh is also a Director of Cardiome Pharma Corp. which is a Canadian corporation listed on the Toronto Stock Exchange. Mr. Oh is a member of The Malaysian Institute of Certified Public Accountants.

         Peter R. Terreri has been our Director since 2003. He has over 20 years of experience, primarily in generic pharmaceuticals, with a specialized expertise in finance. Currently, he is President and Chief Executive Officer of CGM, Inc., a manufacturing company that he owns and operates, since 2000. Prior to CGM, Inc., Mr. Terreri was Senior Vice President and Chief Financial Officer of Teva Pharmaceuticals USA from 1985 to 2000, where he actively participated in the growth of Teva from a $20.0 million local generic pharmaceutical company into a global leader in generic pharmaceuticals. He also supervised areas such as operations, sales and marketing, and information technology during his tenure. Mr. Terreri received his B.S. in Accounting from Drexel University and has been a certified public accountant since 1981.

Board And Committee Matters

Independence

         The Board of Directors has determined that the following directors, constituting a majority of the members of the Board, are independent as defined in the Corporate Governance Rules of The Nasdaq Stock Market, Inc. ("Nasdaq Corporate Governance Rules"): Leslie Z. Benet, Ph.D., Robert L. Burr, David J. Edwards, Nigel Fleming, Ph.D., Michael Markbreiter, Oh Kim Sun and Peter R. Terreri.

Communication with the Board

         Shareholders may communicate with the Board of Directors or individual members of the Board, including the respective Chairs of the Board's Nominating Committee, Compensation Committee and Audit Committee by sending correspondence to the following address: Corporate Secretary, Impax Laboratories, Inc., 3735 Castor Avenue, Philadelphia, PA 19124. The Company will periodically forward all correspondence received to the Board or to the individual member of the Board to whom the correspondence is addressed.

Meetings of the Board and Committees

         In 2003, there were four regular and five special board meetings of Impax. During 2003, all directors of Impax attended at least 75% of the total number of meetings of the Board of Directors of Impax and all committees of which they were members.

Attendance at Annual Meeting of Shareholders

         The Board of Directors has adopted a policy that all of the directors should attend the Annual Meeting of Shareholders. Last year, nine of the ten directors attended the Annual Meeting of Shareholders.

Committees of the Board

         The Board of Directors of Impax has established an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

         The Board of Directors of Impax has appointed a standing Audit Committee consisting of Peter R. Terreri, Chairman, and Messrs. Robert L. Burr, Michael Markbreiter and Oh Kim Sun. The Board of Directors and the Nominating Committee have determined that each member of the Audit Committee is independent, as defined in applicable Nasdaq Corporate Governance Rules and SEC regulations. In addition, the Board of Directors and the Nominating Committee have determined that Peter R. Terreri, Audit Committee Chairman, qualifies as an audit committee financial expert, under applicable SEC rules. The Audit Committee held nine meetings during 2003.

         The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of the current Audit Committee Charter can be found in Appendix A. The principal purpose of the Audit Committee is to oversee the accounting and financial reporting processes of Impax and the audit of Impax's financial statements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the firm selected to be engaged as Impax's independent public accountants, and preapproves the engagement of the independent public accountants for all non-audit activities permitted under the Sarbanes-Oxley Act of 2002. In addition, the Audit Committee establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by Impax employees of concerns regarding questionable accounting or auditing matters. The report of the Audit Committee appears on page 10.

Compensation Committee

         The Board of Directors of Impax has appointed a standing Compensation Committee currently consisting of Robert L. Burr, Chairman, and Messrs. Leslie
Z. Benet, Ph.D., David J. Edwards and Nigel Fleming, Ph.D. The Board of Directors and the Nominating Committee have determined that each member of the Compensation Committee is independent, as defined in applicable Nasdaq Corporate Governance Rules. The principal duties of the Compensation Committee are to develop and make recommendations to the Board with respect to Impax's executive compensation programs and to determine the annual compensation to be paid to the chief executive officer and each of the other executive officers of Impax. This Committee met four times in 2003. The report of the Compensation Committee appears on page 11.

Nominating Committee

         The Board of Directors of Impax has appointed a standing Nominating Committee currently consisting of Nigel Fleming, Ph.D., Chairman, and Messrs. Leslie Z. Benet, Ph.D., Robert L. Burr and David J. Edwards. The Board of Directors and Nominating Committee have determined that each member of the Nominating Committee is independent, as defined in applicable Nasdaq Corporate Governance Rules. This Committee met one time in 2003.

         The Nominating Committee is governed by a written charter approved by the Board of Directors, a copy of which can be found in Appendix B and is available on Impax's website, www.impaxlabs.com. The principal purposes of the Nominating Committee are to recommend to the Board certain corporate governance policies, establish criteria for selecting new directors and identify, screen and recruit new directors.

         Shareholder Nominee Recommendation Policy. Any shareholder recommendation of a potential director nominee proposed for consideration by the Nominating Committee of the Board of the Directors of the Company should include the potential director nominee's name and qualifications for Board membership and should be addressed to:

                  Corporate Secretary
                  Impax Laboratories, Inc.
                  3735 Castor Avenue
                  Philadelphia, PA 19124

         All shareholder recommendations of potential director nominees which are intended to be considered by the Nominating Committee in any year must be received at least 120 days prior to the date on which the Company first mailed its proxy material for the prior year's Annual Meeting of Shareholders in order, upon a determination by the Nominating Committee to nominate such potential director nominee, for such nominee to be included in the Company's Proxy Statement and the form of proxy relating to the Annual Meeting of Shareholders. The deadline for submitting proposals or recommendations of potential director nominees for the 2005 Annual Meeting of Shareholders is December 12, 2004.

         The Nominating Committee will consider recommendations received from shareholders of potential director nominees in a manner consistent with the Nominating Committee's Charter and its consideration of potential director nominees generally. The ultimate decision of whether to nominate a potential director nominee remains solely within the discretion of the Nominating Committee.

         Qualifications of Director Nominees. The Nominating Committee of the Board of Directors of the Company has not established specific, minimum age, education, years of business experience or specific types of skills for potential director nominees, but in general, expects that qualified nominees will possess a proven record of business acumen, success and leadership, including experience or expertise in one or more of the following areas: business, financial or accounting matters generally, the specific industry and markets in which the Company operates, technical matters generally, and the specific technologies used and developed by the Company. In addition, potential director nominees will be evaluated by reference to requirements relating to Board of Directors and committee composition under applicable law and applicable Nasdaq Corporate Governance Rules.

Audit Committee Report

The Committee has reviewed the audited financial statements for the year ended December 31, 2003 and has met with management to review and discuss such audited financial statements. On September 18, 2003, the Company dismissed PricewaterhouseCoopers LLP as its independent accountants. The Company's Audit Committee made and approved the decision to change independent accountants. The reports of PricewaterhouseCoopers LLP on the Company's financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the two most recent fiscal years and through September 18, 2003, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference thereto in their report on the financial statements for such years. During the two most recent fiscal years and through September 18, 2003, there were no reportable events (as defined in Regulation S-K, Item 304 (a)(1)(v)).

         As of October 2, 2003, the Company engaged Deloitte & Touche LLP as its new independent accountants. The decision to engage Deloitte & Touche LLP was made and approved by the Audit Committee of the Board of Directors. During the two most recent fiscal years and through October 2, 2003, the Company had not consulted with Deloitte & Touche LLP regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement, (as that term is described in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

         The Audit Committee also conducted discussions with its independent accountants, Deloitte & Touche LLP, regarding the matters required by the Statement on Auditing Standards No. 61 (SAS No. 61), as amended by SAS No. 89 and SAS No. 90. As required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," the Audit Committee has received the required written disclosures and confirming letter from Deloitte & Touche LLP regarding their independence and has discussed with Deloitte & Touche LLP their independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

         This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this Proxy Statement, except to the extent that the Company specifically requests that the Audit Committee Report be specifically incorporated by reference.

                               The Audit Committee

                           Peter R. Terreri, Chairman
                                 Robert L. Burr
                               Michael Markbreiter
                                   Oh Kim Sun

Compensation Committee Report

         The Compensation Committee of the Board of Directors establishes general compensation policies, compensation plans, and specific compensation levels of the Company's senior executive officers, and reviews the design, administration, and effectiveness of compensation programs for other key executives as well as the Company as a whole.

      The Compensation Committee's executive compensation policies are designed to:

         o  provide competitive levels of compensation;
         o integrate pay with the Company's annual and long-term performance goals;
         o  recognize individual initiative and achievements; and,
         o  assist the Company in attracting and retaining qualified executives.

      The key elements of the Executive Compensation program are:

         o  a base salary;
         o  a performance-based annual bonus;
         o periodic grants of stock-based compensation such as stock options and/or shares of restricted stock, which may be subject to vesting requirements; and,
         o benefits such as retirement savings, healthcare, life insurance, and a Company stock purchase plan.


Base Salary and Incentive Compensation

         The base salaries of the Company's senior executive officers are designed to be competitive with the compensation programs offered by companies of a similar size within the specialty pharmaceutical industry. Each year, the Compensation Committee reviews information concerning the salaries within the specialty pharmaceutical industry as a whole, the salaries of the senior executives at the Company's nearest competitors, and the 5-year growth plan of the Company compared with the management tasks at similar growth companies.

         Prior to the beginning of each fiscal year, detailed operating and financial goals are established for the Company. Each senior executive is responsible for accomplishing the goals pertaining to his or her area of responsibility. The Compensation Committee aligns the annual bonus with each of the operating and financial goals. After careful review by the Compensation Committee, the performance-based annual bonus is paid to the executives if the detailed operating and financial goals are met. The Compensation Committee decided to defer the payment of 2003 annual bonus for senior executives until 2004.

Stock Options

         The Company uses its 2002 Equity Incentive Plan (the "2002 Plan") as a long-term incentive plan for executive officers and key employees. The 2002 Plan replaced the 1999 Equity Incentive Plan (the "1999 Plan"). The objectives of the 2002 Plan with respect to executive officers are to align the long-term interests of executive officers and shareholders by creating a direct link between executive compensation and shareholder return and to enable executives to develop and maintain a significant long-term equity interest in the Company. The 2002 Plan authorizes the Compensation Committee to award stock options to executive officers and key employees. Stock options granted to executive officers are based upon the level and degree of responsibility of the positions they hold, as well as performance. In general, the options are granted on an annual basis and vest over four years. The options are typically granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. In 2003, 2002, and 2001, the Board of Directors granted options to purchase an aggregate of 1,733,292 shares, 1,679,934 shares, and 593,000 shares, respectively, of the Company's Common Stock under the 2002 Plan or the 1999 Plan. Information concerning the option grants to certain executive officers is set forth in the Summary Compensation Table.

Discussion of 2003 Compensation for the Chairman, Chief Executive Officer, and President

         In considering the compensation for Dr. Charles Hsiao, Chairman (and Co-Chief Executive Officer through December 2003), the Compensation Committee determined his compensation based on the compensation levels of comparable specialty pharmaceutical companies. Accordingly, the Compensation Committee determined that the annual salary for Dr. Hsiao for the year 2003 be established at approximately $244,000 and the annual stock option grant for the year 2003 be established at 75,000 shares.

         In considering the compensation for Barry R. Edwards, Chief Executive Officer (Co-Chief Executive Officer through December 2003), the Compensation Committee determined his compensation based on the compensation levels of comparable specialty pharmaceutical companies. Accordingly, the Compensation Committee determined that the annual salary for Mr. Edwards for the year 2003 be established at approximately $263,000 and the annual stock option grant for the year 2003 be established at 125,000 shares.

         In considering the compensation for Dr. Larry Hsu, President, the Compensation Committee determined his compensation based on the compensation levels of comparable specialty pharmaceutical companies. Accordingly, the Compensation Committee determined that the annual salary for Dr. Hsu for the year 2003 be established at approximately $244,000 and the annual stock option grant for the year 2003 be established at 75,000 shares.

                           The Compensation Committee

                            Robert L. Burr, Chairman
                             Leslie Z. Benet, Ph.D.
                                David J. Edwards
                              Nigel Fleming, Ph.D.

Compensation of Directors

         Members of the Board of Directors of the Company who are employees received no annual remuneration for acting in that capacity during the fiscal year ended December 31, 2003. The Company's non-employee directors were paid an annual retainer of $12,000. The Company reimburses its directors for their respective out-of-pocket expenses incurred in attending board and committee meetings. Pursuant to the terms of the 2002 Plan, each non-employee director is granted options to purchase 7,500 shares of Common Stock annually. In addition, a non-employee director, when first selected, is granted an option to purchase 12,000 shares. All of these options vest ratably over three years commencing on the first anniversary of the grant date and are exercisable at the fair value market value on the date of grant. On May 16, 2003, pursuant to the 2002 Plan, Drs. Leslie Z. Benet and Nigel Fleming, and Messrs. Robert L. Burr, David J. Edwards, Michael Markbreiter, Oh Kim Sun, and Peter R. Terreri were each granted options to purchase 7,500 shares of Common Stock at an exercise price of $8.00 per share. On January 21, 2003, Mr. Peter R. Terreri was granted options to purchase 12,000 shares of Common Stock at an exercise price of $4.30 per share upon his appointment to the Board of Directors.

         In October 2002, the Company entered into a consulting agreement with Mr. David Edwards, a Director of the Company. Mr. Edwards provided consulting services related to a number of strategic and tactical issues. Mr. Edwards earned, under the consulting agreement, $59,999 for services rendered in 2003 and $45,000 for services rendered in 2002. The consulting agreement terminated in accordance with its terms and conditions on December 31, 2003.

Certain Transactions

         Consulting Agreement. In May 2002, the Company entered into a two-year consulting agreement with Ann Hsu, Ph.D., the wife of Larry Hsu, Ph.D., the President and a Director of the Company. Dr. Ann Hsu provides clinical development consulting services. Under the agreement, Dr. Ann Hsu is entitled to an annual fee of $204,000 plus an annual bonus of up to $50,000 based on the achievement of agreed-upon goals. Dr. Ann Hsu also received an option to purchase 80,000 shares of Common Stock at an exercise price of $7.10 per share that becomes exercisable in three equal, annual installments beginning in May 2003. Dr. Ann Hsu was paid $190,723 for services rendered in 2003.

Stock Performance Graph

         The graph which follows indicates the cumulative total return on the Company's Common Stock since December 31, 1998, compared with the cumulative total return of companies included in the Nasdaq Stock Market Index and in the Nasdaq Pharmaceutical Stock Index. Cumulative total return on the Company's Common Stock or the index equals the total increase in value since December 31, 1998, assuming reinvestment of all dividends. The graph assumes that $100 was invested on December 31, 1998 in the Company's Common Stock and in each of the indexes. The Company paid no dividends during the period. The data points used for the performance graph are listed in the chart below.

                               [GRAPHIC OMITTED]

                                   12/31/98     12/31/99    12/31/2000     12/31/2001     12/31/2002     12/31/2003
                                   --------     --------    ----------     ----------     ----------     ----------
S&P                                   100         121           110             97            76              98
Nasdaq US                             100         185           112             89            61              92
Nasdaq Pharmaceutical Stocks          100         189           235            200           130             190
IPXL                                  100         200           278            565           168             605



Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than 10% of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by regulation of the SEC to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, the Company's directors, officers and beneficial owners of 10% or more of the Company's Common Stock were in compliance with the reporting requirements of Section 16(a) under the Securities Exchange Act of 1934, as amended.

Compensation Committee Interlocks and Insider Participation

         No person who served as a member of the Compensation Committee during fiscal 2003 was a current or former officer or employee of the Company or engaged in certain transactions with the Company required to be disclosed by regulations of the SEC, other than Mr. David Edwards. Additionally, there were no compensation committee "interlocks" during 2003, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, which had an executive officer serving as a director or member of the Company's Compensation Committee.

         THE BOARD OF DIRECTORS DEEMS THE ELECTION AS DIRECTORS OF THE TEN NOMINEES LISTED ABOVE TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THESE NOMINEES.

                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation earned by or paid to the Company's Chairman (and former Co-CEO through December 2003), Chief Executive Officer (formerly Co-CEO through December 2003), the President, the Company's four most highly compensated executive officers, and certain other officers for 2003, 2002, and 2001.

                                                                                                                Long-Term
                                                                          Annual Compensation                 Compensation
                                                             ---------------------------------------------  --------------
                                                                                                              Common Stock
                                                                                             Other Annual      Underlying
                                                                                             Compensation      Options
        Name and Principal Position                 Year      Salary ($)        Bonus ($)        ($)               (#)
---------------------------------------------       ----      ----------      -------------  --------------  -------------
Charles Hsiao, Ph.D.                                2003       243,894          46,250 (1)     27,344 (2)       75,000
    Chairman                                        2002       249,500          85,975         19,232          100,000
                                                    2001       195,000         102,395          9,924               --

Barry R. Edwards                                    2003       263,100          46,250 (1)     20,270 (3)      125,000
    Chief Executive Officer                         2002       249,543          85,975         11,173          300,000
                                                    2001       195,000         102,395          9,401               --

Larry Hsu, Ph.D.                                    2003       243,894          46,250 (1)     25,174 (4)       75,000
    President                                       2002       249,500          85,975         16,416          100,000
                                                    2001       195,000         102,395          7,854               --

Michael G. Wokasch (5)                              2003       266,539         100,000         84,897 (6)     250,000
    Chief Operating Officer                         2002            --              --             --              --
                                                    2001            --              --             --              --

Cornel C. Spiegler                                  2003       181,781          21,369 (1)     22,843 (7)       25,000
    Chief Financial Officer                         2002       184,648          50,816         12,572           30,000
                                                    2001       160,000          40,800         10,123               --

May Chu                                             2003       165,640          20,869 (1)     14,585 (8)       20,000
    Senior Vice President, Quality Affairs          2002       166,432          42,221          8,737           30,000
                                                    2001       150,000          40,500          2,636               --

David S. Doll (9)                                   2003       166,730          56,791 (1)     20,488 (10)      30,000
    Senior Vice President, Sales and Marketing      2002       162,874         125,894         10,457           30,000
                                                    2001       120,946          22,400          5,453          115,000


----------------

 (1)  Represents bonus earned in 2002 and paid in 2003.
 (2) Represents a life insurance premium payment along with gross-up tax payment with respect to such insurance payment of $5,822, 401(k) Plan Company match of $7,015, and Non-Qualified Deferred Compensation Company match of $14,507.
 (3) Represents life insurance and long-term disability insurance premium payments along with gross-up tax payments with respect to such insurance payments of $4,989, 401(k) Plan Company match of $6,001, and Non-Qualified Deferred Compensation Company match of $9,280.
 (4) Represents a life insurance premium payment, along with gross-up tax payment with respect to such insurance payment of $3,652, 401(k) Plan Company match of $7,015, and Non-Qualified Deferred Compensation Company match of $14,507.
 (5) On January 2, 2003, Michael G. Wokasch, formerly a member of the Company's Board of Directors, became Chief Operating Officer. He resigned as an officer on December 31, 2003.
 (6) Represents life insurance premium and long-term disability insurance premium payments, along with gross-up tax payments with respect to such insurance payments of $12,397, moving allowance of $56,000, 401(k) Plan Company match of $3,808, and Non-Qualified Deferred Compensation Company match of $12,692.
 (7) Represents life insurance and long-term disability insurance premium payments, along with gross-up tax payments with respect to such insurance payments of $6,681, 401(k) Plan Company match of $6,005, and Non-Qualified Deferred Compensation Company match of $10,157.

 (8) Represents a life insurance premium payment along with gross-up tax payment with respect to such insurance payment of $255, 401(k) Plan Company match of $5,005, and Non-Qualified Deferred Compensation Company match of $9,325.
 (9) Mr. Doll joined the Company in March 2001; his annual salary rate for 2001 was $149,000.
(10) Represents life insurance premium and long-term disability insurance premium payments, along with gross-up tax payments with respect to such insurance payments of $3,310, 401(k) Plan Company match of $6,002, and Non-Qualified Deferred Compensation Company match of $11,176.

Option Grants In Last Fiscal Year

         The following table sets forth information on option grants in the fiscal year ended December 31, 2003 to the persons named in the Summary Compensation Table. The exercise price per share of each option was equal to the fair market value of the Common Stock at the grant date as determined by the Board of Directors.

                                                      Individual Grants
                              -----------------------------------------------------------------
                                                                                                  Potential Realizable
                                                 % of Total                                         Value at Assumed
                                 Number of        Options                                            Annual Rates of
                                 Securities      Granted to                                            Stock Price
                                 Underlying     Employees in      Exercise        Expiration        Appreciation for
            Name              Options Granted   Fiscal Year     Price ($/sh)         Date          Option Term ($)(1)
            ----              ---------------   -----------     ------------         ----          ------------------
                                                                                                      5%         10%
                                                                                                     -----      -----
Charles Hsiao, Ph.D.                 75,000            4.3           3.04           3/10/2013       143,000    363,000
Barry R. Edwards                    125,000            7.2           3.04           3/10/2013       239,000    606,000
Larry Hsu, Ph.D.                     75,000            4.3           3.04           3/10/2013       143,000    363,000
Michael G. Wokasch                  250,000           14.4           4.40           1/02/2013       692,000  1,753,000
Cornel C. Spiegler                   25,000            1.4           3.04           3/10/2013        48,000    121,000
May Chu                              20,000            1.2           3.04           3/10/2013        57,000    145,000
David S. Doll                        30,000            1.7           3.04           3/10/2013        38,000     97,000

Total Granted 1,733,292 in 2003.

--------------
(1) This column shows the hypothetical gain or option spreads of the options based on assumed annual compound stock appreciation rates of 5% and 10% over the full term of the options. The 5% and 10% assumed rates of appreciation are mandated by the SEC rules and do not represent the Company's estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares, or reflect non-transferability, vesting or termination provisions. The actual gains, if any, on the exercise of stock options will depend on the future performances of the Common Stock.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option
Values

         The following table sets forth information with respect to the number and value of unexercised stock options held at December 31, 2003 by the persons named in the Summary Compensation Table.


                                                              Number of Securities
                                  Shares      Value          Underlying Unexercised          Value of Unexercised
                                 Acquired    Received          Options Held at               in-the-Money Options
             Name               on Exercise     ($)          Fiscal Year End (#)          at Fiscal Year End ($)(1)
             ----               -----------  --------    ----------------------------    -----------------------------
                                                         Exercisable    Unexercisable    Exercisable     Unexercisable
                                                         -----------    -------------    -----------     -------------
Charles Hsiao, Ph.D.                   0         0         395,060         174,320        5,059,510        1,654,865
Barry R. Edwards                       0         0         515,000         370,000        5,263,725        3,332,300
Larry Hsu, Ph.D.                       0         0         388,580         170,000        5,023,481        1,614,300
Michael G. Wokasch                     0         0          10,500         259,000           50,825        2,550,750
Cornel C. Spiegler                     0         0          96,500          69,500          991,860          655,155
May Chu                                0         0          72,845          68,243          861,756          692,660
David S. Doll                          0         0          42,000         133,000          267,379        1,002,734

---------------------
(1) Based on the last reported sale price on the NASDAQ National Market on December 31, 2003 ($14.39 per share) less the option exercise price.

Employment Agreements

         At the closing of the merger between Global Pharmaceutical Corporation and Impax Pharmaceuticals, Inc., effective December 14, 1999, each of Mr. Barry
R. Edwards and Drs. Hsiao and Hsu entered into a new employment agreement with the Company. Each of these employment agreements has substantially the same terms. Mr. Edward's and Dr. Hsiao's agreements provide that they will serve as Co-Chief Executive Officers of the Company and, in the case of Dr. Hsiao, Chairman of the Board. Dr. Hsu's Agreement provides that he will serve as President of the Company. The other material terms of these employment agreements are described below. As of January 2004, Dr. Hsiao will serve as Chairman of the Board and Mr. Edwards will serve as Chief Executive Officer.

         Each employment agreement will be for an initial term of three years, and will be renewed automatically for successive one-year terms unless terminated by either party at least six months prior to the expiration of the initial term or any renewal term. Each of the executives will receive an annual salary of at least $175,000 and will be entitled to a bonus, based on criteria established by the Board of the Company. Any bonus paid to one of these three executives must be similarly paid at the same time to the other two executives.

         Any of the executives may be terminated by the Company, either with or without cause. The executive may terminate his own employment for any reason, or for good reason. These terms are defined more fully in the employment agreements. In general, cause means:

         o a material breach of the provisions of the employment agreement relating to proprietary information, trade secrets, confidentiality and non-competition;

         o a material breach of any other provision of the employment agreement that is not remedied within 30 days of such breach;

         o  any act of fraud or embezzlement against the Company; or

         o any indictment of the executive for a felony or other crime that would cause injury to the reputation of the Company.

         In general, good reason means:

         o assignment of duties or a reduction in duties which is inconsistent with the executive's position;

         o a material reduction in executive's salary or benefits not agreed to by the executive;

         o a relocation that would require executive to have commute of more than 50 miles; or

         o  a change in control of the Company.

         In general, a change in control is defined as:

         o the acquisition by any person or entity of ownership or control of more than 50% of the voting power of the Company;

         o a sale or disposition of assets totaling more than 50% of the value of the Company;

         o a merger or reorganization in which the Company's stockholders, immediately prior to the merger, do not own a least 51% of the voting power of the Company after the merger;

         o any transaction where the Company's stockholders, immediately prior to the transaction, do not own at least 51% of the voting power of the Company after the transaction; or

         o any other transaction that the Board determines would materially alter the structure, ownership or control of the Company.

         If the executive is terminated without cause or terminates his employment for good reason, he will be entitled to receive a payment of all accrued and unpaid salary and benefits, plus salary and benefits for the next six months or, if less, the remainder of the term of the employment agreement.

         The executives have also agreed to keep all proprietary information of the Company confidential and to assign all proprietary information or intellectual property developed by the executive during the course of his employment to the Company. Each executive has also agreed that, during the term of the employment agreement and for a period of two years following the termination of his employment, he will not engage in a business competitive with that of the Company or entice any of the Company's customers, suppliers or business partners to end their relationship with the Company.

         In addition to the terms previously described, Mr. Edwards' employment agreement provides that he will receive an option to purchase 270,000 shares of Common Stock at the prevailing market price at the time the option is granted. The shares covered by this option vest and are exercisable on the following schedule: (i) first year - 0%; (ii) second year - 10%; (iii) third year - 40%;
(iv) fourth year - 50%.

Code of Ethics

         The Company has adopted a Code of Ethics that applies to its Chief Executive Officer, Chief Financial Officer and any other accounting officer, controller or persons performing similar functions. The Company filed the Code of Ethics with the SEC as Exhibit 14.1 to its Annual Report on Form 10-K for the year ended December 31, 2003. The Code of Ethics is also available on Impax's website, www.impaxlabs.com.


         PROPOSAL NO. 2 - PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED
          SHARES OF COMMON STOCK FROM 75,000,000 TO 90,000,000 SHARES

         Subject to stockholder approval at the Annual Meeting, the Company's Board of Directors has adopted an amendment to the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to increase the number of authorized shares of Common Stock from 75,000,000 to 90,000,000 shares (the "Amendment"). The text of the proposed amendment to the Certificate of Incorporation is included as Appendix C to this Proxy Statement.

         Required Vote. The affirmative vote of a majority of the outstanding shares of the Company's Common Stock is necessary to approve this Proposal 2.

         Purpose of Changes to Authorized Stock. The Certificate of Incorporation currently provides for 77,000,000 authorized shares, consisting of 75,000,000 shares of Common Stock and 2,000,000 shares of preferred stock.

         At the close of business on April 7, 2004, of the 75,000,000 shares of Common Stock presently authorized by the Certificate of Incorporation, 57,962,361 shares were issued and outstanding and 801,503, 466,681, 8,228,354 and up to 4,500,000 shares were reserved for issuance upon exercise of outstanding warrants, purchases under the Employee Stock Purchase Plan (ESPP), stock options granted under the Company's stock option plan, and conversion of the Company's 1.250% Convertible Senior Subordinated Debentures due 2024, respectively. Thus, after deducting the shares reserved for issuance upon such warrants, purchases under ESPP, option exercises, and debentures conversions, the Company would have only 3,041,101 authorized shares of Common Stock not reserved for other purposes. Adoption of this Proposal 2 would increase the number of authorized and unissued shares of Common Stock by 15,000,000 shares. The Company currently has no plan, commitment, arrangement, understanding, or agreement, written or oral, regarding the issuance of shares of Common Stock subsequent to the increase of authorized shares upon adoption of this Proposal 2, other than the warrants, purchases under ESPP, option exercises, and debentures conversions noted above, shares of Common Stock for which are already reserved for issuance under the presently authorized 75,000,000 shares.

         If the Company's Shareholders approve this Proposal 2 at the Annual Meeting, the Certificate of Incorporation, as amended, will provide for 92,000,000 authorized shares, consisting of 90,000,000 shares of Common Stock and 2,000,000 shares of preferred stock. The Company's Board of Directors believes that it is in the Company's best interest to increase the number of shares of Common Stock that it is authorized to issue in order to provide for future issuances. The Board of Directors also believes the availability of additional authorized shares of Common Stock will provide it with the flexibility to issue Common Stock for any proper corporate purpose which may be identified in the future such as to raise equity capital, acquisitions or possible stock splits. The Board generally will be able to issue shares from time to time without obtaining the approval of shareholders. However, Nasdaq rules require shareholder approval of issuances of common stock under certain circumstances, including when the number of shares to be issued equals or exceeds 20% of the common stock or 20% of the voting power outstanding (for the Company, as of April 7, 2004, issuance of approximately 11,592,472 or more shares of Common Stock).

         The additional authorized shares of Common Stock would have the same rights as the presently authorized shares, including the right to cast one vote per share and to receive dividends (if any) paid by the Company. Although the increase in the number of authorized shares of Common Stock would not, in itself, have any effect on shareholder rights, issuance of additional shares of Common Stock, other than for a stock split or dividend, could, under certain circumstances, have a dilutive effect on voting rights and earnings per share. Shareholders of the Company generally do not have preemptive rights.

         The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the shareholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt by any person or entity to seek to effect a change in control of the Company and has not presented this proposal with the intention that the increase in the authorized number of shares of Common Stock be used as an antitakeover device.

         If the Amendment is approved by the stockholders at the Annual Meeting, Subparagraph (a) of Paragraph Fourth of the Certificate of Incorporation will be revised to read as follows:

                  (a): The total number of shares of all classes of stock which the Corporation shall have the authority to issue is Ninety-Two Million (92,000,000) shares, consisting of Ninety Million (90,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock"), and Two Million (2,000,000) shares designated preferred stock, $.01 par value per share (the "Preferred Stock").

         THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE TO 90,000,000.



                  PROPOSAL NO. 3 - RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

         The stockholders will be asked to ratify the appointment of Deloitte & Touche LLP as the independent accountants of the Company for the fiscal year ending December 31, 2004.

         Deloitte & Touche LLP audited the financial statements of the Company for the fiscal year ended December 31, 2003. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions from stockholders.

         Stockholder ratification of the selection of Deloitte & Touche LLP as the Company's independent accountants is not required by applicable law, or by the Company's Certificate of Incorporation, bylaws or other governing documents. However, the Audit Committee is submitting the appointment of Deloitte & Touche LLP to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain the firm. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2003 Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.

Principal Accountant Fees and Services

         On September 18, 2003, the Company dismissed PricewaterhouseCoopers LLP as its independent accountants and engaged Deloitte & Touche LLP on October 2, 2003 as its new independent accountants.

         Our Audit Committee reviewed and discussed with Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the "Deloitte Entities"), the following fees for services rendered for the 2003 fiscal year and considered the compatibility of non-audit services with the independence of both Deloitte & Touche LLP and PricewaterhouseCoopers LLP.

         Aggregate fees for professional services rendered for the Company by the Deloitte Entities and PricewaterhouseCoopers LLP as of or for the years ended December 31, 2003 and 2002, were:

                  Deloitte Entities
                  -----------------
                  ($ in millions)                                      2003
                                                                       ----
                  Audit Fees (a)                                   $  179,850
                  Audit Related Fees (b)                                   --
                  Tax Fees (c)                                             --
                  All Other Fees                                           --
                                                                   ----------
                             Total Fees                            $  179,850
                                                                   ==========

                  PricewaterhouseCoopers LLP
                  --------------------------
                  ($ in millions)                     2003              2002
                                                      ----              ----
                  Audit Fees (a)                   $ 122,653        $  274,635
                  Audit Related Fees (b)              61,733            17,300
                  Tax Fees (c)                        28,000            51,700
                  All Other Fees                         --                 --
                                                   ---------        ----------
                             Total Fees            $ 212,386        $  343,635
                                                   =========        ==========


         (a) Fees for audit services billed in 2003 and 2002 consisted of:
              o Reviews of the Company's quarterly financial statements; and
              o Comfort letters, statutory and regulatory audits, consents and other services related to SEC matters.

         (b) Fees for audit-related services billed in 2003 and 2002 consisted of:
              o Financial accounting and reporting consultations; and
              o Employee benefit plan audits.

         (c) Tax fees as of the years ended December 31, 2003 and 2002, respectively, were for services related to tax compliance and consulting, including preparation of tax returns, tax planning and tax advice.

         THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                              STOCKHOLDER PROPOSALS

         All stockholder proposals which are intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 2005 must be received by the Company no later than December 12, 2004 for inclusion in the Board of Directors' Proxy Statement and form of proxy relating to that meeting. Any such proposal must also comply with the proxy rules under the Securities Exchange Act of 1934, including Rule 14a-8. Any notice of a shareholder proposal for consideration at the 2005 Annual Meeting that is submitted to the Company outside the processes of Rule 14a-8 will be considered untimely for purposes of Rule 14a-4(c)(1) if it is submitted after February 26, 2005. Rule 14(a)-4(c)(1) provides that discretionary voting authority may be exercised by the Company with respect to such untimely proposals.

                                 OTHER BUSINESS

         The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

                                   APPENDIX A


                            Impax Laboratories, Inc.
                             Audit Committee Charter

                                     Purpose

         There shall be a committee of the board of directors (the "Board") to be known as the audit committee. The audit committee's purpose is to:

         (A) oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company; and

         (B) prepare an audit committee report as required by the SEC's rules to be included in the Company's annual Proxy Statements, or, if the Company does not file a Proxy Statement, in the Company's annual report filed on Form 10-K with the SEC.

                                   Composition

         The audit committee shall have at least three (3) members, each of whom must meet the following conditions: (i) be independent as defined under Rule 4200(a)(15) of The Nasdaq Stock Market (except as set forth in Rule 4350
(d)(2)(B)); (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (subject to the exemptions provided in Rule 10A-3(c)); (iii) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (iv) be able to read and understand fundamental financial statements, including a Company's balance sheet, income statement, and cash flow statement. Additionally, the Company must certify that it has, and will continue to have, at least one member of the audit committee who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

         The Board shall elect or appoint a chairperson of the audit committee (or, if it does not do so, the audit committee members shall elect a chairperson by vote of a majority of the full committee); the chairperson will have authority to act on behalf of the audit committee between meetings.

                     Specific Responsibilities and Authority

         The specific responsibilities and authority of the audit committee shall be as follows:

         (A) be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the audit committee.

         (B) establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters;

         (C) have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties;

         (D) receive appropriate funding from the Company, as determined by the audit committee in its capacity as a committee of the Board, for payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisers employed by the audit committee; and (iii) ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties;

         (E) ensure its receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, and actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditor;

         (F) report regularly to the Board;

         (G) discuss the Company's annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations";

         (H) review and reassess the adequacy of the audit committee's charter annually;

         (I) comply with all preapproval requirements of Section 10A(i) of the Securities Exchange Act of 1934 and all SEC rules relating to the administration by the audit committee of the auditor engagement to the extent necessary to maintain the independence of the auditor as set forth in 17 CFR Part 210.2-01(c)(7); and

         (J) make such other recommendations to the Board on such matters, within the scope of its function, as may come to its attention and which in its discretion warrant consideration by the Board.

                                General Comments

         While the fundamental responsibility for the Company's financial statements and disclosures rests with management and the independent auditor, the audit committee will review (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (B) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principle ("GAAP") methods on the financial statements; (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (D) the type and presentation of information to be included in earnings press releases (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP, information), as well as review any financial information and earnings guidance provided to analysts and rating agencies.

                                    Meetings

         The audit committee shall meet at least four times per year on a quarterly basis, or more frequently as circumstances require. One or more meetings may be conducted in whole or in part by telephone conference call or similar means if it is impracticable to obtain the personal presence of each audit committee member. The Company shall make available to the audit committee, at its meetings and otherwise, such individuals and entities as may be designated from time to time by the audit committee, such as members of management including (but not limited to) the internal audit and accounting staff, the independent auditors, inside and outside counsel, and other individuals or entities (whether or not employed by the Company and including any corporate governance employees and individuals or entities performing internal audit services as independent contractors).

                                   Delegation

         Any duties and responsibilities of the audit committee, including, but not limited to, the authority to preapprove all audit and permitted non-audit services, may be delegated to one or more members of the audit committee or a subcommittee of the audit committee.

                                   Limitations

         The audit committee is responsible for the duties and responsibilities set forth in this charter, but its role is oversight and therefore it is not responsible for either the preparation of the Company's financial statements or the auditing of the Company's financial statements. The members of the audit committee are not employees of the Company and may not be accountants or auditors by profession or experts in accounting or auditing. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent auditors have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls, subject, in each case, to the oversight of the audit committee described in this charter. The review of the financial statements by the audit committee is not of the same character or quality as the audit performed by the independent auditors. The oversight exercised by the audit committee is not a guarantee that the financial statements will be free from mistake or fraud. In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible in order to best react to a changing environment.

                                   APPENDIX B

                            Impax Laboratories, Inc.
                          Nominating Committee Charter

         This Nominating Committee Charter (the "Charter") has been adopted by the Board of Directors (the "Board") of Impax Laboratories, Inc. (the "Company").

Purpose

         The Nominating Committee (the "Committee") of the Board is responsible for developing and recommending to the Board certain corporate governance policies for the Company, establishing criteria for selecting new directors, and identifying, screening and recruiting new directors. The Committee is also responsible for selecting and recommending nominees for directors to the Board and recommending directors for committee membership to the Board.

Composition

         The Committee shall be comprised of three or more members, all of whom must qualify as independent directors ("Independent Directors") under the listing standards of the Nasdaq Stock Market, Inc. ("NASDAQ").

         Notwithstanding this independence requirement, if the Committee is comprised of at least three members, one director, who is not independent as defined in Rule 4200 of the NASDAQ Marketplace Rules ("Rule 4200"), and is not a current officer or employee or a Family Member (as defined by Rule 4200) of such person, may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that such individual's membership on the committee is required by the best interests of the Company and its shareholders, and the Board discloses, in the next annual meeting Proxy Statement subsequent to such determination, the nature of the relationship and the reasons for the determination. A member appointed under this exception may not serve longer than two years.

         Notwithstanding the above paragraph, if the Committee is comprised of at least three members, and if the exception described in the above paragraph is not relied upon, one director who owns twenty percent (20%) or more of the Company's common stock or voting power outstanding, and is not independent as defined in Rule 4200 because that director is also an officer, may be appointed to the Committee if the Board determines that such individual's membership on the Committee is required by the best interests of the Company and its shareholders, and the Board discloses, in the next annual meeting Proxy Statement subsequent to such determination, the nature of the relationship, and the reasons for the determination. A member appointed under this exception may not serve longer than two years.

         A member shall promptly notify the Committee and the Board if the member is no longer an Independent Director and such member shall be removed from the Committee unless the Board determines that an exception to the Independent Director requirement is available under the NASDAQ rules with respect to such member's continued membership on the Committee.

         The requirements of Rule 4350(c) of the NASDAQ Marketplace Rules ("Rule 4350(c)") provide that a majority of the Board must be comprised of Independent Directors as defined in Rule 4200. If the Company fails to comply with the requirement of Rule 4350(c) due to one vacancy or because a director ceases to be independent, the Company shall regain compliance with Rule 4350(c) by the earlier of its next annual shareholders meeting or one year from the occurrence of the event that caused the failure to comply. The Committee and Board shall immediately provide notice to NASDAQ upon learning that a member is no longer an Independent Director.

Meetings and Procedures

         Consistent with the Company's Restated Certificate of Incorporation, as amended, By-laws and applicable state law, the Committee shall meet at least twice a year and more frequently as circumstances require.

Responsibilities and Duties of the Nominating Committee

         The Nominating Committee has the following duties and responsibilities:

Selection of Director Nominees and Committee Membership

         o Establish the process for identifying and evaluating nominees for director, including but not limited to establishing criteria for selecting new director nominees.

         o Determine the minimum qualifications that must be met by Nominating Committee recommended candidates.

         o Select the slate of director nominees to be proposed for election by the stockholders and recommend to the Board individuals to be considered by the Board to fill vacancies.

         o Recommend to the Board those directors to be selected for membership on the various Board committees. Recommendations should consider the qualifications for membership on each committee.

         o Establish policies regarding the consideration of potential director nominees recommended by security holders.

         o Establish procedures to be followed by security holders in submitting recommendations for potential director nominees.

         o Recommend to the Board a process for security holders to communicate with the Board.

         o Recommend to the Board a policy with respect to Board member attendance at annual meetings.

Investigations and Studies; Outside Advisors

         The Committee may conduct or authorize investigations into or studies of matters within the scope of the Committee's duties and responsibilities, and may retain, at the Company's expense, such experts and other professionals as it deems necessary. The Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm's fees and other retention terms, such fees to be borne by the Company.



Dated:  March 4, 2004

                                   APPENDIX C

                            Certificate of Amendment
                                       of
                      Restated Certificate of Incorporation
                                       of
                            Impax Laboratories, Inc.

         Impax Laboratories, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby states that the original name under which the corporation was originally incorporated was Global Pharmaceutical Corporation and the original date of incorporation was March 23, 1995, and does hereby further certify as follows:

         FIRST: The Board of Directors of the Corporation (the "Board") adopted a resolution proposing and declaring advisable that Subparagraph (a) of Paragraph FOURTH of the Restated Certificate of Incorporation, as amended, of the Corporation (the "Restated Certificate of Incorporation") be amended by striking Subparagraph (a) in its entirety and replace therefore:

         "(a) The total number of shares of all classes of stock which the Corporation shall have the authority to issue is Ninety-Two Million (92,000,000) shares, consisting of (i) Ninety Million (90,000,000) shares of Common Stock, $.01 par value per share (the "Common Stock"), and (ii) Two Million (2,000,000) shares designated preferred stock, $.01 par value per share (the "Preferred Stock")."

         SECOND: The Certificate of Amendment of Restated Certificate of Incorporation herein certified was duly adopted by vote of the stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed, under penalties of perjury, and the facts stated herein are true and correct.

Dated:  May 17, 2004                       IMPAX LABORATORIES, INC.


                                           By:
                                                -------------------------------
                                                  Cornel C. Spiegler, Secretary

                            Impax Laboratories, Inc.

         This Proxy is solicited by the Board of Directors for the Annual Meeting of Stockholders to
Be Held on May 17, 2004.

         The undersigned, a stockholder of Impax Laboratories, Inc. (the "Corporation"), hereby constitutes and appoints Charlie Hsiao, Ph.D. and Cornel C. Spiegler, and each of them, the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution in each of them, to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Monday, May 17, 2004, and at any and all adjournments or postponements thereof, as follows:




(1)     ELECTION OF DIRECTORS
        |_| FOR the nominees listed below                        |_| WITHHOLDING AUTHORITY
            (except as marked to the contrary below)                 to vote for all nominees listed below

                   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below).

Nominees:     Leslie Z. Benet, Ph.D., Robert L. Burr, Barry R. Edwards, David J. Edwards, Nigel Fleming, Ph.D.,
              Charles Hsiao, Ph.D., Larry Hsu, Ph.D., Michael Markbreiter, Oh Kim Sun, and Peter R. Terreri

(2)      PROPOSAL TO ADOPT AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE
         THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 75,000,000 TO 90,000,000 SHARES

                                   |_| FOR         |_| AGAINST             |_| ABSTAIN

(3)      PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT
         ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004

                                   |_| FOR         |_| AGAINST             |_| ABSTAIN

(4)      In their discretion, upon such other business as may properly come before the meeting and any and all adjournments and postponements thereof.

                                                                        (Continued on reverse side.)





(Continued)

         Shares represented by this Proxy will be voted in accordance with the instructions indicated in items 1, 2 and 3 above. If no instruction is indicated, this Proxy will be voted FOR all listed nominees for directors and FOR Proposals 2 and 3.

         The attorneys and proxies named herein present and acting at the meeting in person or by their substitutes (or if only one is present and acting then that one) may exercise all the powers conferred hereby. Discretionary authority is conferred hereby as to certain matters as may properly come before the meeting.

         Any and all proxies heretofore given by the undersigned are hereby revoked.

                                        Receipt of the Notice of Annual Meeting of Stockholders and
                                        Proxy Statement dated April 12, 2004 is hereby acknowledged.

                                        Dated:
                                               ----------------------------------------------------

                                        -----------------------------------------------------------

                                        -----------------------------------------------------------

                                        Please sign exactly as your name(s) appear hereon. If shares are held by two or more persons each should sign. Trustees, executors and other fiduciaries should indicate their
                                        capacity. Shares held by corporations, partnerships,
                                        associations, or any other entity, should be signed by an
                                        authorized person, giving full title or authority.

                      Please Date, Sign and Mail in the Enclosed Reply Envelope

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